Exhibit 99.2

Environmental Power Completes Exit from Interest in Scrubgrass Generating Facility

PORTSMOUTH, N.H., March 3 /PRNewswire-FirstCall/ – Environmental Power Corporation (Nasdaq: EPG - News), a leader in the renewable bioenergy industry, today announced that it has completed all transactions necessary to terminate the leasehold interest held by its subsidiary, Buzzard Power Corporation (“Buzzard”), in the Scrubgrass generating facility located in Venango County, Pennsylvania (the “Scrubgrass Facility”), and the related financial obligations of Buzzard’s immediate parent company, EPC Corporation. The transactions, negotiations for which were previously authorized by Environmental Power’s Board of Directors in May 2007, are consistent with the Company’s stated strategy to focus its management attention and resources on the business of Microgy, Inc., the Company’s wholly owned subsidiary developing anaerobic digestion-based renewable energy projects.

The closing of the transactions occurred on February 29, 2008, and, as expected and previously reported, had a combined transaction value to the Company of approximately $6.0 million for accounting purposes, including the cash payment to Buzzard of $375,000 and the forgiveness of indebtedness of EPC Corporation.

“We are pleased to have finally concluded this transaction and appreciate the cooperation of all of the involved parties,” said Rich Kessel, President and Chief Executive Officer of Environmental Power. “Importantly, the conclusion of this transaction allows us to focus our attention exclusively on the pipeline of projects under development within the Microgy business.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Company Contact	Public Relations Contact
Mark Hall, Senior Vice President	John Abrashkin
Environmental Power Corporation	Ricochet Public Relations
(630) 573-2926	(212) 679-3300 x121
mhall@environmentalpower.com	jabrashkin@ricochetpr.com